Columbia Tax-Exempt Fund
Columbia Tax-Exempt Insured Fund (each a Fund, collectively the Funds)


77D Policies with respect to security holders

Effective May 12, 2004, in the Funds' prospectus the paragraph "Derivative Strategies" under the section "Other Investment Strategies and Risks" was deleted in its entirety and the following paragraph was added to the section "Principal Investment Strategies" for each Fund:

The Fund may purchase derivative instruments, such as futures, options, swap contracts, and inverse floaters, to gain or reduce exposure to particular securities or segments of the municipal bond markets. Derivatives are financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use derivatives for both hedging and non-hedging purposes, such as to adjust the Fund's sensitivity to changes in interest rates, or to offset a potential loss in one position by establishing an opposite position. The Fund typically uses derivatives in an effort to achieve more efficiently economic exposures similar to those it could have achieved through the purchase and sale of municipal securities. Investments in derivatives may be applied toward meeting a requirement to invest in a particular kind of investment if the derivatives have economic characteristics similar to investments of that kind.

Also effective May 12, 2004, the following paragraph was added to the Fund's prospectus to the section "Principal Investment Risks":

 Derivatives involve special risks and may result in losses. Derivative strategies often involve leverage, which may exaggerate a loss, potentially causing the Fund to lose more money than it would have had it invested in the underlying security. The values of derivatives may move in unexpected ways, especially in unusual market conditions, and may result in increased volatility. The use of derivatives may also cause the Fund to receive taxable income, which could increase the amount of taxes payable by shareholders. Other risks arise from the Fund's potential inability to terminate or sell derivative positions. A liquid secondary market may not always exist for the Fund's derivative positions at times when the Fund might wish to terminate or sell such positions. Over-the-counter instruments (investments not traded on an exchange) may be illiquid, and transactions in derivatives traded in the over-the-counter market are subject to the risk that the other party will not meet its obligations. For more information on the risks of derivative strategies, see the SAI.



Columbia Tax-Exempt Fund
Columbia Tax-Exempt Insured Fund
Columbia Utilities Fund (Funds)

77E  Legal Proceedings

Various civil individual, class and derivative actions have been filed in regard to these market timing allegations. As of August, 2004, we have received the following complaints, all of which ICI Mutual has received notice:

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
         United States District Court
         District of Massachusetts
         Case # 04 10534 PBS
         Complaint Allegation:  Market Timing

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson,
         Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Commo Stock Fund, nominal defendant

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW
         Complaint Allegation: Market Timing

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin,
         John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation,
         Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL
         Complaint Allegation: Market Timing

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS
         Complaint Allegation: Market Timing

(5) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

         United States District Court
         Southern District of New York
         Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS




Columbia Tax-Exempt Fund

77O Transactions effected pursuant to Rule 10f-3

On January 15, 2004, Columbia Tax-Exempt Fund (formerly Liberty Tax-Exempt Fund
(Fund) purchased 500,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $567,200 from JP Morgan Securities Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup Global Markets, Inc. Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.

77O Transactions effected pursuant to Rule 10f-3

On January 15, 2004, Columbia Tax-Exempt Fund (formerly Liberty Tax-Exempt Fund
(Fund) purchased 3,500,000 par value of bonds of Massachusetts State GO 5.25% 8/1/20 (Securities) for a total purchase price of $3,970,400 from Citigroup Global Markets pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund. The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: J.P. Morgan Securities, Inc.; Bear, Stearns & Co., Inc.; Goldman, Sachs & Co.; Lehman Brothers; UBS Financial Services, Inc.; Advest, Inc.; A.G. Edwards & Sons, Inc.; CIBC World Markets; Corby Capital Markets, Inc.; Eastern Bank Capital Markets; Fidelity Capital Markets; First Albany Capital Inc.; Janney Montgomery Scott LLC; Mellon Financial Markets LLC; Merrill Lynch & Co.; Morgan Stanley; Oppenheimer & Co.; Ramirez & Co., Inc.; Raymond James & Associates; RBC Dain Rauscher Inc.; Wachovia Bank, National Association.